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                                      EXHIBIT 21

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                          ANALYSTS INTERNATIONAL CORPORATION


                                      EXHIBIT 21


                              SUBSIDIARIES OF REGISTRANT

                               YEAR ENDED JUNE 30, 1997


                                  State or            Percentage
                                Jurisdiction          of Voting
                              of Incorporation     Securities Owned
Subsidiaries
------------                  -----------------    ----------------

AiC Analysts Limited           United Kingdom            100%